Sterling Holdco, Inc.
Stock Incentive Plan

Section 1.
Purpose

The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by means of service- and performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, Consultants, and Directors, and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its and their operations is largely dependent.

Section 2.
Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

Act: the Securities Act of 1933, as amended.

Adjustment Event: shall mean (i) any stock dividend, stock split, or share combination affecting, or extraordinary cash dividend on, the Common Stock, (ii) any recapitalization, reorganization, merger, consolidation, exchange of shares, spin-off, liquidation, or dissolution of the Company, (iii) any disposition by the Providence Entities of all or substantially all of the Common Stock beneficially owned by the Providence Entities other than such a disposition solely for cash, or (iv) any other similar transaction affecting the Common Stock.

Board: the Board of Directors of the Company.

Cause: shall mean (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties; (ii) the Participant’s personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the Participant’s conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment that in no way adversely affects the Company or any Subsidiary or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company or any Subsidiary); or (iv) the material breach by the Participant of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary; provided that with respect to any Participant who is party to an employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning specified in such Participant’s employment agreement.

Change in Control: a transaction or series of transactions (other than a Public Offering):

(i)      involving the sale, transfer, or other disposition for cash by the Providence Entities to one or more persons or entities that are not, immediately prior to such sale, affiliates of the Company or the Providence Entities, of all or substantially all of the Common Stock of the Company beneficially owned by the Providence Entities as of the date of such transaction; or

(ii)     involving the sale, transfer, or other disposition for cash of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer, or other disposition, affiliates of the Company or the Providence Entities.

Change in Control Price: the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

Code: the Internal Revenue Code of 1986, as amended.

Committee: the Board or any authorized committee thereof.

Common Stock: the common stock of the Company, par value $0.01 per share.

Company: Sterling Holdco, Inc., a Delaware corporation, and any successor thereto.

Consultant: any Person who provides services to the Company who is not also an Employee or a Director of the Company.

Director: a member of the Board of Directors of the Company who is not also an Employee of the Company.

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Disability: a physical or mental impairment that renders a Participant unable to perform the essential functions of the Participant’s position even with reasonable accommodation (that does not impose an undue hardship on the Company), and which has lasted at least 60 consecutive days; provided that with respect to any Participant who is party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning specified in such Participant’s employment agreement. A physician selected by the Company or its insurers shall make the determination of the existence of a Disability.

Effective Date: the “Closing Date” as defined in the Management Stockholders Agreement.

Employee: any officer or other key employee of the Company or any Subsidiary.

Expiration Date: the meaning set forth in Section 9.16.

Fair Market Value: if no Public Offering has occurred, the fair market value of a share of Common Stock shall be equal to the value most recently established by the Board, adjusted, if deemed necessary or advisable by the Board, for significant developments occurring since the date such value was established by the Board. Following a Public Offering, the Fair Market Value, on any date of determination shall mean the closing price for a share of Common Stock as reported on a national exchange for or a nationally recognized system of price quotation for such date or, if there is no such closing price for such date, for the most recent date with respect to which such closing price is available. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported. In all events, the Fair Market Value shall be determined in a manner consistent with Section 409A of the Code.

Management Stockholders Agreement: the Management Stockholders Agreement, dated as of February 9, 2012, among the Company and certain other stockholders of the Company, as it may be amended from time to time.

Nonqualified Stock Option: an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

Option: the right to purchase Common Stock pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option shall be a Nonqualified Stock Option.

Participant: any Employee, Consultant, or Director designated by the Committee to receive an Option under the Plan.

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Payments: the meaning set forth in Section 7.2.

PEP VI: Providence Equity Partners VI L.P., a Delaware limited partnership.

PEP VI-A: Providence Equity Partners VI-A L.P., a Delaware limited partnership.

Permitted Transferee: a transferee permitted under Section 1(a) of the Management Stockholders Agreement.

Person: the meaning set forth in the Management Stockholders Agreement.

Plan: this Sterling Holdco, Inc. Stock Incentive Plan, as the same may be amended from time to time in accordance with its terms.

Providence Entities: collectively, PEP VI, PEP VI-A, Providence Equity Partners, L.L.C., and any of their affiliates or any other investment fund or similar fund managed or advised by PEP VI, PEP VI-A, or Providence Equity Partners, L.L.C.

Public Offering: a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System or any comparable non-U.S. exchange or system.

Subsidiary: any corporation, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Section 3.
Eligibility and Participation

Participants in the Plan shall be those Employees, Consultants, and Directors selected by the Committee to participate in the Plan and receive Options (which may include Employees, Consultants, or Directors who are members of the Committee). The selection of an Employee, Consultant, or Director as a Participant shall neither entitle such Employee, Consultant, or Director to, nor disqualify such Employee, Consultant, or Director from, participation in any other award or incentive plan of the Company or any Subsidiary.

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Section 4.
Administration

4.1.        Power to Grant and Establish Terms of Options. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees, Consultants, or Directors to whom Options shall be granted (which may include Employees, Consultants, or Directors who are members of the Committee) and the terms and conditions of any and all Options, including, but not limited to, the number of shares of Common Stock covered by each Option, the time or times at which Options shall be granted, and the terms and provisions of the instruments by which Options shall be evidenced. Subject to the terms of the Plan, the terms and conditions of each Option shall be determined by the Committee at the time of grant and, subject to Section 8, such terms and conditions shall not be subsequently changed in a manner that would be adverse to the Participant without the consent of the Participant to whom such Option has been granted. The Committee may establish different terms and conditions for different Participants receiving Options and for the same Participant for each Option such Participant may receive, whether or not granted at the same or different times. The grant of any Option to any Employee, Consultant, or Director shall neither entitle such Employee, Consultant, or Director to, nor disqualify him or her from, the grant of any other Option.

4.2.      Substitute Options. The Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options that may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price for any Options (subject to Section 6.2), and to cancel replaced Options.

4.3.      Administration. The Committee shall be responsible for the administration of the Plan. Any Options granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have full discretionary authority to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation, or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

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Section 5.
Stock Subject to the Plan

5.1.        Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Options under the Plan may not exceed 58,169 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.

5.2.       Cancelled, Terminated or Forfeited Options. Any shares of Common Stock subject to an Option that for any reason expires or is cancelled, terminated, forfeited, substituted, or otherwise settled without the issuance of such shares of Common Stock shall again be available for grant under the Plan.

5.3.       Adjustment in Capitalization. If and to the extent necessary or appropriate to reflect any Adjustment Event, the Board shall adjust the number of shares of Common Stock available for issuance under the Plan and the number, class, and exercise price of any outstanding Option, and/or make such substitution, revision, or other provisions with respect to any outstanding Option or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Options, the prices specified therein (if applicable), and the securities, cash, or other property to be received upon the exercise, settlement, or conversion thereof. In addition and for the avoidance of doubt, in the event of a merger transaction, each outstanding Option shall be treated as provided for in the agreement entered into in connection with such transaction. After any adjustment made pursuant to this Section 5.3, the number of shares subject to each outstanding Option shall be rounded down to the nearest whole number. Any action taken pursuant to this Section 5.3 shall be effected in a manner that is exempt from or otherwise complies with Section 409A of the Code. Any determination made by the Board under this Section 5.3 shall be final, binding, and conclusive on all persons having or claiming any right hereunder.

Section 6.
Stock Options

6.1.       Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan shall be Nonqualified Stock Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and the conditions upon which the Options or any portion thereof shall become vested or exercisable.

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6.2.      Option Price. Options granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided that such per share exercise price may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.3.      Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination, or cancellation of the Option. Subject to Section 9.6, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

6.4.      Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that (x) as a condition to the issuance of any shares of Common Stock upon the exercise of the Options prior to a Public Offering, the Participant become a party to the Management Stockholders Agreement with respect to such shares, (y) written notice of exercise be given to the Company, and (z) the Option exercise price be paid in full at the time of exercise in (i) cash or cash equivalents, (ii) following a Public Offering, in unencumbered shares of Common Stock that have been owned by the Participant for at least such period as is required by applicable accounting standards to avoid a charge to earnings and that have an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price, (iii) in a combination of cash and such unencumbered shares of Common Stock, or (iv) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine. Subject to Section 9.4, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price, and receipt of evidence of the Participant’s execution of the Management Stockholders Agreement in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

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6.5.      Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service with the Company or any Subsidiary terminates by reason of death or Disability, any Options granted to such Participant, on or prior to the date of such termination that have become exercisable in accordance with Section 6.3, may be exercised by the Participant or the Participant’s designated beneficiary (or, if no such beneficiary is named, in accordance with Section 9.2) at any time prior to the first anniversary of the Participant’s termination of employment or the expiration of the term of the Options, whichever period is shorter (unless earlier terminated pursuant to Section 7.1).

6.6.      Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service with the Company or any Subsidiary is terminated for Cause, all Options granted to such Participant that are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and cancelled.

6.7.      Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the Participant’s employment or service with the Company or any Subsidiary terminates for any reason other than one described in Section 6.5 or 6.6, any Options granted to such Participant on or prior to the date of such termination that have become exercisable in accordance with Section 6.3, may be exercised at any time during the 60 day period following the Participant’s termination of employment or the expiration of the term of such Options, whichever period is shorter (unless earlier terminated pursuant to Section 7.1).

6.8.      Termination of Options. Unless otherwise determined by the Committee at the date of grant, upon the termination of a Participant’s employment or service, any Options that are not then exercisable shall terminate and be cancelled effective upon the date of such termination.

6.9.      Board Discretion. Notwithstanding anything else contained in this Section 6 to the contrary, the Board or Committee may permit all or any portion of any Options to be exercised following a Participant’s termination of employment or service for any reason on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Option agreement evidencing the grant to such Participant of the applicable Options, as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

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Section 7.
Change in Control

7.1.      Accelerated Vesting and Payment. Unless otherwise consented to by a Participant, in the event of a Change in Control, each Option held by that Participant that, by its terms, becomes exercisable solely upon the completion of a stated period of service (whether or not then exercisable), together with any outstanding Options held by that Participant that, prior to or in connection with such Change in Control, have become exercisable in connection with the attainment of performance objectives, shall be cancelled in exchange for a payment in cash by the Company to such Participant of an amount equal to the excess of the Change in Control Price over the exercise price for such Option. All other Options shall be cancelled automatically for no consideration.

7.2.      Limitation on Benefits. Notwithstanding anything contained in the Plan or an Option agreement to the contrary, (i) to the extent that any of the payments and benefits provided for under the Plan, an applicable Option agreement, or any other agreement or arrangement between the Company and a Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code; and (ii) if and to the extent any Payments in respect of the Options that vest based on the performance of a minimum period of service would, absent application of this clause (ii), be an “excess parachute payment” within the meaning of Section 280G of the Code (and the regulations promulgated thereunder), such Options shall not accelerate in the event of a Change in Control (notwithstanding Section 7.1), and shall be honored, assumed, or new rights substituted therefor by a Participant’s employer (or the parent or a subsidiary of such employer) in such Change in Control. If Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence would not be so reduced or eliminated, as the case may be, if the shareholder approval requirements of Section 280G(b)(5) of the Code are capable of being satisfied, the Company shall use its reasonable best efforts to cause such Payments to be submitted for such approval prior to the Change in Control giving rise to such Payments.

Section 8.
Amendment, Modification, and Termination of the Plan

8.1.      In General. The Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part, including imposing reasonable blackout periods on Options. Except as provided in this Section 8.1 or in Section 8.2, no such alteration, amendment, or termination shall adversely affect any outstanding Options without the consent of the holders of a majority of such Options having similar terms unless the Committee determines that such amendment or alteration is necessary or advisable to comply with applicable law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest, or penalty under Section 409A.

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8.2.      Public Offering. The Committee may amend any outstanding Options to provide for (i) the substitution of the exercisability criteria that may relate to the Providence Entities’ return on its investment with criteria based on stock price and (ii) the imposition of certain blackout periods, in each case, as the Committee shall determine to be appropriate.

Section 9.
Miscellaneous Provisions

9.1.      Nontransferability of Options; Stockholder Rights. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a Permitted Transferee, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, if permitted by the Committee, any such Permitted Transferee. A Participant shall have no rights as a stockholder with respect to an Option prior to the issuance of Common Stock in respect thereof.

9.2.      Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding and exercisable at the Participant’s death shall be paid to or exercisable by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

9.3.      No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary. If any Participant’s employment or service with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment.

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9.4.      Tax Withholding. The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount (in cash or in shares of Common Stock otherwise deliverable to a Participant upon the vesting, exercise, or settlement of an Option) sufficient to satisfy the statutory minimum federal, state, local, and foreign withholding tax requirements with respect to any Option.

9.5.      No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

9.6.      Requirements of Law. The granting of Options, the exercisability of any Options, and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.7.      Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

9.8.      No Impact on Benefits. Options granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan except to the extent expressly provided therein.

9.9.      Securities Law Compliance. Instruments evidencing the grant of Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that such Participant is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) for such Participant’s own account for investment only and with no present intention to transfer, sell, or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

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9.10.      Section 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements of Section 409A of the Code and the applicable rules, regulations, and guidance promulgated thereunder, and Options granted hereunder are intended to be exempt from Section 409A; provided that in no event shall the Company, the Committee, or any of the Company’s directors, officers, or employees have any liability to any person in the event any such Section 409A provision applies to any such Option in a manner that results in adverse tax consequences for the Participant or any of the Participant’s beneficiaries or transferees.

9.11.      Freedom of Action. Nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

9.12.      No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator, or other personal representative or designated beneficiary of such Participant, or any other persons.

9.13.      Unsecured Creditor; Plan Not Subject to ERISA. To the extent that any Participant or his or her executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. The Plan is not intended to be subject to the Employment Retirement Income and Security Act of 1974, as amended.

9.14.      Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

9.15.      Meaning of the Term “Employment.” The terms “employ,” “employee,” and “employment” as used in this Plan and in any Option agreement shall be deemed to refer to the provision of services to the Company or one or more of its Subsidiaries as an employee, consultant, or director (whichever may be applicable to the Participant), and the phrase “termination of employment” (and corollary terms) shall mean the termination of such services to the Company and all of its Subsidiaries in all such capacities.

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9.16.      Term of Plan. This Plan shall be effective as of Effective Date and shall expire on the tenth anniversary of the date on which shareholders approve the Plan (the “Expiration Date”), unless sooner terminated pursuant to Section 8; provided that the Expiration Date shall have no effect on Options outstanding on the Expiration Date.

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